Exhibit 10.1

FedEx Places First Order for 15 Workhorse W56 Step Vans to Grow Zero-Tailpipe Emission Fleet

CINCINNATI, September 9, 2024 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero-emission commercial vehicles, today announced that FedEx (NYSE: FDX) has issued a purchase order for 15 W56 step vans to be delivered in 2024. This milestone order follows a successful demonstration in which the Workhorse W56 step van met FedEx operation duty cycle requirements.

The addition of these 15 W56 step vans will support the FedEx goal to achieve carbon neutral global operations by 2040—underscoring the company’s phased approach to replacing older vehicle technologies with new, zero tailpipe-emission solutions. During real-world delivery route testing, the W56 achieved an impressive 31 MPGe. Compared to the national average fuel economy of 7 MPG for delivery trucks, this demonstrates significantly lower energy consumption per mile. Based on an average of 31,875 miles driven per vehicle per year, the purchase enables the avoidance of an estimated 607 metric tons of tailpipe emissions annually.1

“FedEx is cultivating a strong roster of electric vehicle models that can meet the demands of our network,” said Pat Donlon, Vice President, Global Vehicles, FedEx. “In joining our fleet, the electric Workhorse W56 will be part of our story as we aim to transition our global parcel pickup and delivery fleet to all zero-tailpipe emissions vehicles by 2040.”

Rick Dauch, Workhorse CEO, expressed his enthusiasm about the collaboration: “We are thrilled to be selected by FedEx and support their sustainability goals. This milestone demonstrates our highly efficient and high-quality EV chassis and body along with our excellent engineering, field support, upfit and operational capabilities. Our ability to build complete vehicles differentiates us from our competitors and enables us to quickly fulfill orders. We look forward to working with FedEx as they transition to electric last-mile delivery vehicles.”

The Workhorse W56 step van is meticulously engineered to meet the demanding needs of commercial last-mile delivery operations. With its efficient eAxle electric drivetrain and extended range aided by highly efficient regenerative braking, the W56 delivers superior efficiency, lower operational costs, and a reduced environmental footprint. This makes it perfectly suited for stop-and-go delivery routes and an ideal choice for last-mile delivery.

For more information about the W56 step van and Workhorse’s portfolio of Class 4-6 battery-electric vehicles, visit www.workhorse.com.

[1]	Based on EPA estimates

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward Looking Statements

The discussions in this press release contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements and relate to future periods. These are statements that involve substantial risks and uncertainties, including our ability to timely deliver the W56 step vans ordered by FedEx, conditions to delivery and acceptance applicable to the purchase order, the expected delivery date and the expected performance of W56 step van, including the expected MPG and the estimated reduction in tailpipe emissions. Forward-looking statements are statements that are not historical facts and speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

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WKHS@gateway-grp.com